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                                                                    EXHIBIT 23.6


                      CONSENT OF BEAR, STEARNS & CO. INC.

     Bear, Stearns & Co. Inc. ("Bear Stearns") hereby consents to the incorporation by reference in this Registration Statement of its opinion, dated October 21, 1998, contained in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4, filed by Eclipse Surgical Technologies, Inc. on February 9, 1999 (Registration No. 333-72063), which is incorporated by reference herein in its entirety, and to the references made to Bear Stearns in the "Summary -- Opinions of PaineWebber and Bear Stearns," "Approval of the Merger and Related Transactions -- CardioGenesis' Additional Reasons For the Merger," "-- Material Contacts and Board Deliberations," and "-- Bear Stearns Opinion" sections of such Joint Proxy Statement/ Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


Dated:  March 16, 1999

                                       BEAR, STEARNS & CO. INC.


                                       By:  /s/ Courtney H. Houseworth
                                            ------------------------------------
                                       Name:  Courtney H. Houseworth
                                              ----------------------------------
                                       Title:  Managing Director
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